UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 10, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On January 10, 2007, Spectrum Brands, Inc. (the “Company”) received a purported notice of default (the “Notice”) from entities claiming to be the holders of or to have discretionary authority in respect of the Company’s 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”). The Notice asserted that the Company’s incurrence of indebtedness under the Company’s Fourth Amended and Restated Credit Agreement dated as of February 7, 2005 (the “Credit Agreement”) gave rise to certain defaults relating to the incurrence of indebtedness, incurrence of liens and delivery of proper notice under the Indenture, dated as of September 30, 2003 (the “Indenture”), between the Company and the U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company believes that it is not in default under the terms of the Indenture.

Although the Company is under no obligation under the Indenture to respond, the Company has elected to respond to the Notice and has delivered a letter to the senders of the Notice refuting the assertions in the Notice (the “Response”). A copy of the Response is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company believes that all existing indebtedness was incurred in compliance with the provisions of the Indenture and that no default has occurred under the Indenture. The default provisions of the Indenture provide that if the Company had incurred indebtedness other than in compliance with the Indenture and thereafter received written notice of a default from either the Trustee or holders representing 25% or more of the aggregate principal amount of the Notes then outstanding, the failure by the Company for 60 days after such written notice to comply with the agreements set forth in the Indenture would constitute an “Event of Default” under the Indenture. If an “Event of Default” were found to have occurred, the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding would have the contractual right to declare all unpaid principal, and any accrued, default or additional interest, on the Notes then outstanding to be due and payable. Such an “Event of Default” could also result in the acceleration of indebtedness under (i) the Company’s 7 3/8% Senior Subordinated Notes due 2015 (the “7 3/8% Notes”) by action of the trustee under the indenture governing those notes or the respective holders of at least 25% in principal amount of those notes outstanding and (ii) the Credit Agreement by action of the requisite lenders under the Credit Agreement. As more fully set forth in the Response, the Company has carefully considered the allegations set forth in the Notice and has concluded that there is no default under the Indenture.

The Credit Agreement, the indebtedness under which ranks senior to the indebtedness under the Notes and the 7 3/8% Notes, includes a revolving credit facility for borrowings of up to $300 million (the “Revolving Credit Facility”); contains customary minimum interest coverage and maximum leverage ratio tests; and contains a customary debt incurrence covenant permitting the indebtedness under the Notes and the

7 3/8% Notes, indebtedness necessary to support the Company’s ordinary course operations and a general basket for other unsecured indebtedness in the aggregate amount of $50 million. The Company believes that the Company and its subsidiary borrowers are in compliance with the terms and provisions of the Credit Agreement, including those relating to limitations on indebtedness.

As of September 30, 2006, there was (i) approximately $350 million in aggregate principal amount of the Notes outstanding and approximately $15 million of accrued but unpaid interest, (ii) approximately $700 million in aggregate principal amount of the 7 3/8% Notes outstanding and approximately $9 million of accrued but unpaid interest and (iii) approximately $26 million under the Revolving Credit Facility and approximately $1,144 million in other indebtedness was outstanding under the Credit Agreement.

Reference is made to (i) the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2003, (ii) the Supplemental Indenture to the Indenture filed as Exhibit 4.3 to the Registration Statement on Form S-4 filed with the SEC on November 6, 2003, (iii) the Third Supplemental Indenture to the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on February 11, 2005 and (iv) the Fourth Supplemental Indenture to the Indenture filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on May 5, 2005, for more information as to the terms and provisions of the Indenture.

Reference is also made to (i) the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2005, (ii) Amendment No. 1 to the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2005, (iii) Amendment No. 2 to the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2005, (iv) Amendment No. 3 to the Credit Agreement 2005 filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 10, 2006 and (v) Amendment No. 4 to the Credit Agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the SEC on December 14, 2006.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the potential consequences of an asserted default under the Indenture, which are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the final interpretation of the Indenture and the Company’s ability to cure any default deemed to have occurred under the Indenture. The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this report. The Company undertakes no responsibility to update any of these forward-

looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Notice of Default, dated January 10, 2007

99.2	Letter of Response, dated January 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
		Name:	Randall J. Steward
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Notice of Default, dated January 10, 2007

99.2	Letter of Response, dated January 15, 2007